UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 1, 2025

PENGUIN SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-38102

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	PENG	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On April 2, 2025, Penguin Solutions, Inc. (the “Company”) issued a press release and will hold a conference call announcing its financial results for the second quarter of fiscal 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.
The Company refers to non-GAAP financial information in both the press release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
The information furnished pursuant to Item 2.02 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2025, Jack Pacheco, the Company’s Executive Vice President, Chief Operating Officer (“COO”) and President of Integrated Memory, informed the Company of his decision to retire on December 31, 2025 (the “Planned Retirement Date”). Mr. Pacheco’s decision to retire was not the result of any disagreement between Mr. Pacheco and the Company. Mr. Pacheco has agreed to provide transition services to ensure an orderly transition of his responsibilities, as described below, while the Company engages in a succession planning process.

In connection with Mr. Pacheco’s decision to retire, the Company entered into a transition agreement with him (the “Transition Agreement”). The Transition Agreement provides that, in exchange for a general release of claims against the Company, Mr. Pacheco will remain employed by the Company on his existing compensation terms through the Planned Retirement Date, unless his employment terminates earlier in accordance with the Transition Agreement. Additionally, if the Company hires a new COO or President of Integrated Memory (or reassigns the responsibilities of such roles to another Company employee) during Mr. Pacheco’s continued employment period, Mr. Pacheco will cease serving as the Company’s COO and/or President of Integrated Memory (as applicable), and if Mr. Pacheco ceases serving in both such roles, he will remain employed for the remainder of the employment period as a special advisor to the Company’s Chief Executive Officer.

The Transition Agreement also provides that, following the end of Mr. Pacheco’s employment (provided his employment is not terminated by the Company for cause), he will remain available to provide transition consulting services to the Company for one year, unless the consulting period terminates earlier in accordance with the Transition Agreement. During the consulting period, Mr. Pacheco’s outstanding time-based equity awards will continue to vest in accordance with their terms and his outstanding share options will remain outstanding and exercisable in accordance with their terms, but he will not receive any other compensation for the consulting services. The continued equity vesting benefits during the consulting period are subject to Mr. Pacheco’s delivery of an additional general release of claims against the Company following his employment retirement date.

The foregoing description of the Transition Agreement is qualified in its entirety by the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the third quarter of fiscal 2025.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release titled “Penguin Solutions Reports Q2 Fiscal 2025 Financial Results” issued by Penguin Solutions, Inc. on April 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	Penguin Solutions, Inc.
	By:	/s/ Nate Olmstead
Nate Olmstead
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
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